Exhibit 3(a)

ARTICLES OF INCORPORATION
OF
NATIONAL WINE & SPIRITS, INC.


     This  Corporation  (the   "Corporation")  is  governed  by  the  applicable
provisions of the Indiana Business Corporation Law.

ARTICLE I

Name

     The name of the Corporation is National Wine & Spirits, Inc.

ARTICLE II

Purposes and Powers

     Section 2.01. Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Act").

     Section 2.02. Powers. In general, to possess and exercise all the powers and privileges granted by the Act or by any other law of the State of Indiana or by these Articles of Incorporation ("Articles"), together with any powers incident thereto.

ARTICLE III

Registered Office and Resident Agent

     Section 3.01. Registered Office. The street address of the Corporation's initial registered office is 700 W. Morris Street, Indianapolis, Indiana 46225.

     Section 3.02. Registered Agent. The name and business address of the Corporation's initial registered agent is James E. LaCrosse, 700 W. Morris Street, Indianapolis, IN 46225.

ARTICLE IV

Shares

     Section 4.01. Number. The total number of shares which the Corporation shall have authority to issue is 20,200,000 shares (the "Common Shares"), all of which are without par value.

     Section 4.02. Rights, Privileges, Limitations and Restrictions of Common Shares.

                  (a) Classes of Shares. There shall be two classes of shares of the Corporation: one class of shares of the Corporation shall be designated as "Voting Common Shares", consisting of 200,000 of the authorized shares; and one class of shares of the Corporation shall be designated as "Non-Voting Common Shares", consisting of 20,000,000 of the authorized shares.

                  (b) Dividends.  Subject to any limitations  prescribed in this
         Article IV and any further limitations prescribed in accordance therewith, and except as otherwise provided by law, the holders of Voting Common Shares and Non-Voting Common Shares (collectively, the "Shareholders") shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, pro rata dividends payable either in cash, in property or securities of the Corporation.

                  (c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Shareholders shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation to share ratably in the remaining net assets of the Corporation.

                  (d) Voting Rights. Each holder of Voting Common Shares shall be entitled to one vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Voting Common Shares. The holders of Non-Voting Common Shares shall have no voting rights, except as otherwise required by law.

         Section 4.03. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of Common Shares at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended.

         Section 4.04. Distribution. Upon Shares Subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended, the Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding Common Shares (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, and (ii) in shares of the same class without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

         Section 4.05. Acquisition of Shares. The Board of Directors has the authority to authorize and direct the acquisition by the Corporation of the issued and outstanding Common Shares at such times, in such amounts, for such considerations, from such persons, imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended.

         Section 4.06. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Bylaws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

         Section 4.07. Disclosure Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Bylaws of the Corporation a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and (iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

         Section 4.08. No Preemptive Rights. The holders of the Common Shares shall have no preemptive rights to subscribe to or purchase any Common Shares or other securities of the Corporation.

         Section 4.09. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE V

Directors

         Section 5.01. Number. The number of Directors of the Corporation shall not be less than two (2) nor more than fifteen (15), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be two (2). The initial Board of Directors shall consist of the following individuals:

James E. LaCrosse
J. Smoke Wallin

         Section 5.02. Vacancies. Subject to the Act, newly-created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of all of the Directors remaining in office. Directors so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Directors.

         Section 5.03. Removal. Any Director(s), or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. For purposes of this
Section 5.03, the term "cause" means an act or acts of dishonesty by a Director constituting a felony under applicable law and resulting or intending to result directly or indirectly in improper gain to or personal enrichment of such Director at the Corporation's expense.

         Section 5.04. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         Section 5.05. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation. Shareholders have no right to call or demand a special meeting of the Shareholders to be held. All requests for a special meeting shall state the purpose or purposes thereof, and the business transacted at the special meeting shall be confined to the purposes stated in the call and matters germane thereto.

         Section 5.06. Bylaws. The Board of Directors of the Corporation shall have the power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Bylaws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Bylaws of the Corporation.

         Section 5.07. Action without a Meeting. The Board of Directors is expressly authorized to take such action or actions as the Board determines to be necessary or desirable without a meeting, provided that such action is evidenced by a written consent describing the action which must be signed by each Director.

         Section 5.08. Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities
(i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         Section 5.09. Executive Committee. The Board of Directors is expressly authorized to appoint an Executive Committee (the "Executive Committee") consisting of two or more Directors to serve as directed from time to time by the Board of Directors.

ARTICLE VI

Incorporator

         The name and post office address of the Incorporator of the Corporation is as follows:

James E. LaCrosse
P.O. Box 1602
Indianapolis, Indiana 46206-1602


ARTICLE VII

Provisions for Regulation of Business
and Conduct of Affairs of Corporation

         Section 7.01.  Amendments of Articles.  Except as otherwise provided in
Article 4, the Corporation reserves the right to increase or decrease the number of its authorized shares, or any class thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles, or any amendment hereto, or to add any provision to these Articles or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all rights and powers conferred upon Shareholders, Directors and/or Officers in these Articles, or any amendment hereto, are granted subject to this reserve power. No Shareholder has a vested property right resulting from any provision in these Articles, or any amendment hereto, or authorized to be in the Bylaws of the Corporation or these Articles by the Act, including, without limitation, provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

         Section 7.02. Action by Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may be specified in the Bylaws of the Corporation or in the respective notices or waivers of notice thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the Shareholders.

         Section 7.03. Action by Directors. Meetings of the Board of Directors of the Corporation or any committee thereof shall be held at such place, within or outside the State of Indiana, as may be specified in the Bylaws of the Corporation or in the respective notices or waivers of notice thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board of Directors or committee.

         Section 7.04. Places of Keeping of Corporate Records. The Corporation shall keep at its principal office a copy of (a) its Articles of Incorporation and all amendments thereto and restatements thereof currently in effect; (b) its Bylaws, and all amendments thereto currently in effect; (c) minutes of all meetings of the Shareholders and records of all actions taken by the Shareholders without a meeting (collectively, the "Shareholders Minutes") for the prior three years; (d) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders ("Shareholder Communications") for the prior three years; (e) a list of the names and business addresses of the current Directors and the current Officers of the Corporation; and (f) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or outside the State of Indiana as may be provided, from time to time, in the Bylaws of the Corporation, (l) minutes of all meetings of the Board of Directors and of each committee of such Board, and records of all actions taken by the Board of Directors and by each committee without a meeting; (2)
appropriate accounting records of the Corporation; (3) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order, stating the number of shares held by each Shareholder; and (4) Shareholders Minutes for periods preceding the prior three years. All of the records of the Corporation described in this Section 7.04 (collectively, the "Corporate Records") shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         Section 7.05.  Reliance on Corporate Records and other Information.

                  (a) General Limitation. No Director, member of any committee of the Board of Directors, or of another committee appointed by the Board of Directors, Officer, employee or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (l) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

                  (b) Reliance on Corporate Records and other Information. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (l) the Corporate Records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by
         (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee of the Board of Directors or other committee appointed by the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or (D) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

         Section 7.06. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any Director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or
(2) of which any Director is a Director, Officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board of Directors, such committee or such Shareholders authorized, approved or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

                  (A) By the Board of Directors or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

                  (B) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or rationing a Conflict Transaction.

         This Section 7.06 shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

         Section  7.07.   Direction  of  Purposes  and  Exercise  of  Powers  by
Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders of the Corporation. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers and customers of the Corporation and any subsidiaries of the Corporation (including account holders and borrowers of any such subsidiaries), the effect upon communities in which offices or other facilities of the Corporation are located, the effect on the Corporation's ability to fulfill its corporate obligations, and any other factors the Directors consider pertinent.

         Section 7.08. Compensation of Directors. The Board of Directors is hereby specifically authorized, in and by the Bylaws of the Corporation, or by resolution duly adopted by such Board of Directors, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

         Section  7.09.   Direction  of  Purposes  and  Exercise  of  Powers  by
Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles, as the same may, from time to time, be amended, shall direct the carrying out of the purposes and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders of the Corporation.

ARTICLE VIII

Indemnification

         Section 8.01. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         Section 8.02. Authorization of Indemnification. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 8.01, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 8.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is Permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting of two or more Directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (l) selected by the Board of Directors or its committee in the manner prescribed in subdivision (a) or (b), or (2) if a quorum of the Board of Directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (d) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

         Section 8.03. Good Faith Defined. For purposes of any determination under Section 8.01, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 8.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b)legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 8.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee or agent. The provisions of this
Section 8.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 8.01.

         Section 8.04. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 8.02, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 8.01 and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article VIII, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VIII.

         Section 8.05. Provisions. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles, the Bylaws of the Corporation, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.06. Vested Right to Indemnification. The right of any individual to indemnification under this Article VIII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 8.01 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article VIII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this
Article VIII.

         Section 8.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article VIII.

         Section 8.08. Additional Definitions. For purposes of this Article VIII, references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article VIII, "serving an employee benefit plan at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article VIII.

         For purposes of this Article IX, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

         For purposes of this Article VIII, "official capacity," when used with respect to a Director, shall mean the office of Director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

         "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         Section 8.09. Payments to a Business Expense. Any payments made to any indemnified party under this Article VIII under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

         IN  WITNESS  WHEREOF,   the  undersigned  executes  these  Articles  of
Incorporation and verifies and affirms, subject to penalties for perjury, that the facts herein stated are true this 23rd day of December, 1998.


/s/ JAMES E. LACROSSE
James E. LaCrosse, Incorporator

This  instrument was prepared by Joseph E. DeGroff,  Attorney at Law, Ice Miller
Donadio  &  Ryan,  One  American  Square,  Box  82001,   Indianapolis,   Indiana
46282-0002.